As filed with the Securities and Exchange Commission on August 25, 1998
                                           Registration No. 333-______


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

               THE MACNEAL-SCHWENDLER CORPORATION
     (Exact name of registrant as specified in its charter)
                       ___________________

       Delaware                                   95-2239450
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)               Identification No.)

   815 Colorado Boulevard, Los Angeles, California 90041-1777
            (Address of principal executive offices)

    The MacNeal-Schwendler Corporation 1998 Stock Option Plan
                    (Full title of the plan)
                         ______________

                         LOUIS A. GRECO
               THE MACNEAL-SCHWENDLER CORPORATION
                     815 Colorado Boulevard
               Los Angeles, California 90041-1777
             (Name and address of agent for service)
                       ___________________

  Telephone number, including area code, of agent for service:
                         (323) 258-9111
                       ___________________

                            Copy to:
                     D. Stephen Antion, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
                 Los Angeles, California  90071


                CALCULATION  OF REGISTRATION  FEE


                                      Maximum     Maximum
Title of                Amount        offering    aggregate      Amount of
securities              to be         price       offering       registration
to be registered        registered    per unit    price          fee

Common Stock, $.01      1,000,000(1)  $8.0625(2)  $8,062,500(2)  $2,378(2)
par value               shares

<FN1>      This Registration Statement covers, in addition
to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<FN2>  Pursuant to Securities Act Rule 457(h), the
maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 24, 1998 as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.


          The exhibit index for this Registration Statement is at page 10.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The following documents of The MacNeal-Schwendler
Corporation (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1998; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated
     May 22, 1996 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

          Not Applicable.


Item 5.  Interests of Named Experts and Counsel

          Not Applicable.


Item 6.  Indemnification of Directors and Officers

          Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

          The Company has adopted provisions in its Bylaws which limit the liability of its directors and officers to the fullest extent permitted by Delaware law. The Company will indemnify its directors and officers for claims against them arising out of their duties as directors or officers of the Company. Such indemnification includes any attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement and amounts expended in seeking indemnification granted for such person under applicable law, the Bylaws or any agreement with the Company reasonably incurred by a director or officer, provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. The Company may also advance expenses (including attorneys' fees) to its directors and officers relating to such claims. The Company has purchased and maintains insurance covering any liabilities asserted against and incurred by its directors and officers acting in such capacities, whether or not the Company would have the power or obligation to indemnify such directors or officers under its Bylaws.

Item 7.  Exemption from Registration Claimed

          Not Applicable.


Item 8.  Exhibits

          See the attached Exhibit Index at page 10.


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i) To include any prospectus
              required by Section 10(a)(3) of the Securities
              Act;

                                (ii) To reflect in the
              prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii) To include any
              material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of August, 1998.

                       THE MACNEAL-SCHWENDLER CORPORATION



                       By:    /s/  THOMAS C. CURRY
                            Thomas C. Curry
                            President and Chief Executive
                            Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                  TITLE                           DATE

/s/ GEORGE N. RIORDAN      Chairman of the Board           August 25, 1998
    George N. Riordan



/s/ THOMAS C. CURRY        President, Chief Executive      August 25, 1998
    Thomas C. Curry        Officer and Director



/s/ LOUIS A. GRECO         Chief Financial Officer         August 25, 1998
Louis A. Greco             (Principal Financial and
                           Accounting Officer)


/s/ DONALD GLICKMAN        Director                        August 25, 1998
    Donald Glickman



/s/ LARRY S. BARELS        Director                        August 25, 1998
    Larry S. Barels



/s/ WILLIAM F. GRUN        Director                        August 25, 1998
    William F. Grun


/s/ FRANK PERNA            Director                        August 25, 1998
    Frank Perna


EXHIBIT INDEX


Exhibit
Number               Description


4.1      The MacNeal-Schwendler
         Corporation 1998 Stock Option
         Plan.

4.2      The MacNeal-Schwendler
         Corporation 1998 Stock Option
         Plan form of Nonqualified
         Stock Option Agreement.

4.3      The MacNeal-Schwendler
         Corporation 1998 Stock Option
         Plan form of Incentive Stock
         Option Agreement.

5        Opinion of O'Melveny & Myers
         LLP (opinion re: legality).

23.1     Consent of Independent
         Auditors.

23.2     Consent of Counsel (included
         in Exhibit 5).